CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for R & R Ranching, Inc., of our report dated November 10, 1998, relating to the October 31, 1998 financial statements of R & R Ranching, Inc., which appears in such Prospectus. We also consent to the reference to us under the caption "Interest of Named Experts and Counsel."

    /s/ Pritchett, Siler & Hardy, P.C.

    Pritchett, Siler & Hardy, P.C.

    Salt Lake City, Utah
    March 25, 1999